Exhibit 4.112
[Translated from the original Chinese version]
FRAMWORK AGREEMENT ON EXERCISING PURCHASE OPTION AGREEMENT
among
ZHENFEI FAN
XUN ZHAO
and
ZHENGYAN WU
and
SHANGHAI CHONGZHI CO., LTD.
FORTUNE SOFTWARE (BEIJING) CO., LTD.
JANUARY 8, 2010
BEIJING, CHINA

The framework agreement is entered into as of the date of January 8, 2010 in Beijing, People’s Republic of China (the “PRC”) by and among the following parties:
Party A: Zhenfei Fan
Address: 9/F., Tower C, Corporate Square, No.35 Financial Street, Xicheng District, Beijing
ID No.: 370282197711186915
Party B: Xun Zhao
Address: Room 106, Unit 2, No. 407 Datong Road, Bao Town, Chongming County (Shanghai Bao Town Industrial Zone)
ID No.: 430502197212241538
Party C: Zhengyan Wu
Address: 9/F., Tower C, Corporate Square, No.35 Financial Street, Xicheng District, Beijing
ID No.: 62042119830109131X
Party D: Shanghai Chongzhi Co., Ltd.
Address: Room 106, Unit 2, No. 407 Datong Road, Bao Town, Chongming County (Shanghai Bao Town Industrial Zone)
Party E: Fortune Software (Beijing) Co., Ltd.
Address: Room 626, Beijing Aerospace CPMIEC Building, No.30 Haidian South Road, Beijing
Whereas:
1.	Party A and Party B are current shareholders of Party D and each holding 55% and 45% shares in Party D respectively;
2.
Party E is a limited liability company duly organized and validly existing under the laws of the People’s Republic of China, and provide technical support, strategic consultation and other relevant services to Party D;

3.
To finance the investment by Party A and Party B in Party D, Party E has entered into Loan Agreements (“Loan Agreement”) with Party A and Party B respectively in 2008, providing Party A and Party B with loans of RMB 550,000 and RMB 450,000, respectively. Pursuant to the Loan Agreement, Party A and Party B has invested the full amount of the loans in Party D’s registered capital;

4.
As the consideration for the loans provided by Party E to Party A and Party B, Party A and Party B entered into a Purchase Option and Cooperation Agreement (“Purchase Option Agreement”) with Party D and Party E in 2008, granting Party E the exclusive option to purchase all or part of shares/assets in Party D holding by both parties or either party of Party A and Party B at any time, in accordance with China laws;

5.
For making securities of the payment obligations of Party D under numerous agreements executed between Party D and Party E, Party A and Party B entered into a Share Pledge Agreement (“Pledge Agreement”) with Party E in 2008, pledging their respective shares in Party D to Party E;

6.
Party E is intended to exercise the purchase option to purchase entire shares in Party D holding by Party A in accordance with the Purchase Option Agreement, and designates Party C as the subject to exercise the aforesaid purchase option.

Therefore, in accordance with the principle of sincere cooperation, mutual benefit and joint development, through friendly negotiation, the Parties hereby enter into the following agreements:
1. Exercise of the Purchase Option
1.1.
Party E hereby authorizes Party C in accordance with the purchase option granted to Party C under Article 2.1 of the Purchase Option Agreement, and Party C agrees to accept the aforesaid authorization, on behalf of Party E, to purchase entire shares in Party D holding by Party A in accordance with the conditions stipulated in the Purchase Option Agreement.

1.2.
In accordance with Article 3 under the Purchase Option Agreement, the purchase price of entire shares in Party D holding by Party A, purchased by Party C in accordance with Party E’s authorization, shall be the sum of the loan principal lent by Party E to Party A, which is equivalent to RMB 550,000. (“Purchase Price”).

2. Share Transfer
2.1.
Party A shall enter into a Share Transfer Agreement (“Share Transfer Agreement”) with Party C, in accordance with the content and form of Appendix II hereto, within thirty (30) days after receiving exercise notice from Party E (“Appendix I”), in accordance with Article 2.3 of the Purchase Option Agreement, and other documents required to make change registrations at industrial and commerce authorities.

3. Loan Arrangements
3.1.
The purchase price of entire shares in Party D holding by Party A, purchased by Party C shall be contributed in full amount by Party E. However, Party C shall enter into a loan agreement with Party E to the satisfaction of Party E, in accordance with the content and form of Appendix III hereto.

3.2.
Party C agrees and irrevocably instructs Party E to pay the aforesaid loan provided to Party C, which used to purchase Party A’s shares, directly to Party A, in accordance with the conditions and terms stated in the frame agreement.

3.3.
Party A agrees to contribute their entire income obtained from selling the shares in Party D in accordance with the agreement, to perform its repayment obligations to Party E under the Loan Agreement. The Loan Agreement among Party A and Party E will be terminated when Party A pay off all the loans in accordance with Article 4.2 hereof.

3.4.	Party C agrees to enter into new loan agreements with Party E. The new loan agreements will substitute the Loan Agreement entered into by and among Party A, Party B and Party E.
4. Payment and Obligation Set-off
4.1.
In accordance with article 3.2 hereof, the parties agree the purchase price shall be paid by Party E to Party A directly, at the day of share change registration procedures at industrial and commerce authorities are completed, concerning entire shares in Party D holding by Party A, purchased by Party C (“Registration Day”). Whereas Party A shall pay off all the loans when Party E exercises the purchase option, in accordance with article 3.1 of Loan Agreement, Party E agrees the aforesaid payment made by Party E to Party A will then be set off by the loan principal which shall be paid by Party E to Party A under the Loan Agreement. As the aforesaid set-off is completed, Party C is not required to make any other payments to Party A for the purpose of paying for the purchase price, and Party A is not required to make any other payments to Party E for the purpose of repaying the loan.

4.2.
Notwithstanding the foregoing agreement, when the set-off is completed, Party A shall issue receipts to Party C for all purchase price it received (“Party A’s Receipt”, as Appendix IV hereto), and shall expressly acknowledge Party C’s payment obligation under the Share Transfer Agreement has been carried out. Party E shall issue immediately a receipt to Party A for entire loan principal it received (“Party E’s receipt”, as Appendix V hereto) after Party A has issued the aforesaid Party A’s receipt, shall expressly acknowledge Party A’s payment obligation under the Loan Agreement has been carried out.

5. Change of Purchase Option Agreement
5.1.
The parties agree that, as one prerequisite to Party E’s contribution of purchase price to Party C, Party C shall enter into a new purchase option and cooperation agreement with Party B, Party D and Party E, in accordance with the content and form stipulated in Appendix VI hereto, at the date of the execution of the Share Transfer Agreement.

5.2.
Except as otherwise stated or agreed by the parties, all obligations of Party A under the original Purchase Option Agreement and Proxy on the voting rights issued to Party E will be terminated at the registration day.

6. Change of Pledge Agreement
6.1.
The parties agree that, as one prerequisite to Party E’s contribution of purchase price to Party C, Party C shall enter into a new pledge agreement with Party B and Party E, in accordance with the content and form stipulated in Appendix VII hereto, at the date of the execution of the Share Transfer Agreement.

6.2.	The parties agree that, the Pledge Agreement entered into by Party A, Party B and Party E will be terminated upon the date of this Agreement.
6.3.
The original Pledge Agreement will be terminated at the Registration Day. Except as otherwise stated or agreed by the parties, all obligations of Party A under the original Pledge Agreement will be terminated at the Registration Day.

7. Confidentiality
Without prior approval of the parties, any party shall keep confidential the content of the agreement, and shall not disclose to any other person the content of the agreement or make any public disclosure of the content hereof. However, the article does not make any restrictions on (i) any disclosure made in accordance with relevant laws or regulations of any stock exchange market; (ii) any disclosed information which may be obtained through public channels, and is not caused so by the defaulting of the disclosing party; (iii) any disclosure to shareholders, legal consultants, accountants, financial consultants and other professional consultants of any parties; or (iv) disclosure made to one party’s potential buyer of shares/assets, other investors, debt or share financing providers, and the receiving party shall make proper confidentiality undertakings (in the event that the transfer party is not Party E, the approval from Party E shall be obtained as well).
8. Notification
8.1.
Any notice, request, requirement and other correspondences required by the Agreement or made in accordance with the Agreement, shall be made in written form and sent to the addresses of the parties first above written herein.

8.2.
Notices hereunder shall be sent to the other party’s address and/or number, by ways of personal delivery, prepaid registered airmail, acknowledged carrier or fax. Such notices shall be deemed to have been effectively given on the following dates: (1) notices delivered by person shall be deemed to have been effectively served on the date of personal delivery; (2) notices sent by prepaid registered airmail shall be deemed to have been effectively served on the seventh day after the day they were delivered for mailing (as indicated by the postmark); (3) notices sent by courier service shall be deemed to have been effectively served on the third day after they were delivered to an acknowledged courier; (4) notices sent by facsimile shall be deemed to have been effectively served on the first working day after being transmitted.

9. Dispute Resolution
9.1.
Any dispute arises from the interpretation or performance of terms hereof by the parties, shall be settled through friendly consultation. If the parties fail to make a written agreement after consultation, the dispute shall be submitted for arbitration in accordance with the agreement. The arbitration shall be final and exclusive. Unless otherwise expressly stipulated herein, any party waives expressly its right to submit a dispute to court for a legal action, and the waiver is irrevocable.

9.2.
The arbitration shall be submitted to China International Economic and Trade Arbitration Committee (“Arbitration Committee”) to be arbitrated in accordance with then-in-force arbitration rules. The place of arbitration shall be Beijing. Unless otherwise stipulated in the arbitration award, the arbitration fee (including reasonable attorney fees and expenses) shall be borne by the losing party.

10. Supplementary Provisions
10.1.
The failure or delay of any party hereof to exercise any right hereunder shall not be deemed as a waiver thereof, nor any single or partial exercise of any right preclude further exercise thereof in future by the party.

10.2.	The headings of articles herein are provided for the purpose of index. Such headings shall in no event be used or affected interpretations of the terms herein.
10.3.
The conclusion, effectiveness, interpretation of the agreement and the settlement of disputes in connection therewith, shall be governed by laws of Hong Kong Special Administration Region of the People’s Republic of China.

10.4.
Each party hereunder concludes the agreement with legal purpose. Each term hereof is severable and independent from the others. If at any time one or more of such terms is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms hereof shall not in any way be affected thereby; and the parties shall make every endeavor to negotiate and arrive at new terms to substitute the invalid, illegal and unenforceable terms, and preserve as near as possible business purposes of the original terms.

10.5.
Upon the effectiveness of the agreement, the parties shall fully perform the agreement. Any modifications of the agreement shall only be effective in written form, through consultations of the parties, and obtained necessary authorization and approval by Party D and Party E respectively.

10.6.	Matters not covered in the agreement shall be dealt with in a supplementary agreement, and annexed hereto. The supplementary agreement shall have the same legal force as the agreement.
10.7.	The agreement is executed in six original copies, which are equally authentic. Each party hereto shall hold one copy.
10.8.	The agreement shall be effective upon execution.
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[Signature page, no body text]
The Frame Agreement is executed by the following parties:
Shanghai Chongzhi Co., Ltd.
Seal: /s/
Fortune Software (Beijing) Co., Ltd.
Seal: /s/
Xun Zhao
(signature): /s/
Zhengyan Wu
(signature): /s/
Zhenfei Fan
(signature): /s/

Appendix I Option Exercise Notice
Option Exercise Notice
To: Zhenfei Fan
Address: 9/F., Tower C, Corporate Square, No.35 Financial Street, Xicheng District, Beijing
Date: January 8, 2010
Dear Zhenfei Fan
As per the Purchase Option and Cooperation Agreement entered into in 2008 among us and others, we hereby designate Mr. Zhengyan Wu (ID Number: 62042119830109131X) to acquire 55% of the equity interests of Shanghai Chongzhi Co., Ltd owned by you. Please carry out all necessary procedures to complete the transfer of shares within [30] days of this Notice.
Yours truly,

Fortune Software (Beijing) Co., Ltd. (Seal)

Appendix II Share Transfer Agreement
Share Transfer Agreement
This Share Transfer Agreement is entered into by the following Parties on January 8, 2010:
Transferor: Zhenfei Fan
Address: 9/F., Tower C, Corporate Square, No.35 Financial Street, Xicheng District, Beijing
ID No.: 370282197711186915
Transferee: Zhengyan Wu
Address: 9/F., Tower C, Corporate Square, No.35 Financial Street, Xicheng District, Beijing
ID No.: 62042119830109131X
WHEREAS:
1. Shanghai Chongzhi Co., Ltd. (the “Company”) is a limited liability company duly organized and validly existing under the laws of China, and its registered capital is RMB 1,000,000.
2. The Transferor and Xun Zhao are shareholders of the Company, the Transferor holds 55% of equity interests of the Company, Xun Zhao holds 45% of equity interests of the Company, and contributed their full investment in accordance with laws.
3. The Transferor intends to sell to the Transferee, and the Transferee intends to purchase from the Transferor, all equity interests of the Company owned by the Transferor, representing 55% of the total share capital of the Company.
THEREFORE, after friendly consultations conducted in accordance with the principles of equality, the Transferor and the Transferee hereby agree as follows:
Article 1 Subject Matter of Transfer
1.1 Subject to the terms and conditions of this Agreement, the Transferor agrees to transfer and the Transferee agrees to acquire the equity interests representing the Transferor’s equity interests of the registered capital (RMB 550,000, accounting for 55% of the total registered capital of the Company) that is contributed to the Company in full and all rights and benefits attached to such equity interests.
Article 2 Consideration and Payment
2.1 Consideration: the Transferee shall make payment of RMB 550,000 (“Consideration”) to the Transferor’s designated account as consideration for the Transferor’s transfer of the Shareholders’ Equity Interests to the Transferee in accordance with this Agreement.
2.2 The date of payment: the Transferee shall make payment of the Consideration to the Transferor within 30 days as of the effective date of this Agreement.
Article 3 Share Transfer
3.1 For the purpose of this Agreement, the closing date in this Agreement means the completion date of changing the registration of equity interests of the Company (“Closing Date”). From the Closing Date, rights and obligation hereunder enjoyed and performed by the Transferor within the scope of the transferred equity interests shall be enjoyed and borne by the Transferee.
3.2 The Parties shall take all necessary action to assist the Transferee and the Company in handling all necessary procedures for the transfer of equity interests until the Closing Date.
3.3 All procedure fees and taxes incurred from the transfer of equity interests shall be borne by the Parties separately in accordance with laws.

Article 4 Representations and Warranties
4.1 The Transferor hereby makes unconditional and irrevocable representations and warranties as follows:
4.1.1 The Transferor is legal and actual owner of the shareholders’ equity interests which is free from lien, pledge, claim, or the securities or third party’s right, and is not subject to any binding of priority right (including without limitation the right of first refusal and right of first purchase). The transferee will not be claimed by any third party after acquiring such shareholders’ equity interests.
4.1.2 The Company is duly incorporated and validly existing in accordance with laws of the People’s Republic of China. The transfer of equity interests hereunder will not contravene any provision of the articles of association of the Company.
4.1.3 The execution of this Agreement and closing of the transaction hereunder shall not lead to the Transferor’ s breach, cancellation or termination of any agreement it has executed, or breach any agreement, undertaking or other formal documents.
4.1.4 The representations and warranties made by the Transferor herein and statement relevant to the transfer as of the date of this Agreement are true, accurate, complete, and without any concealment or misleading content.
4.2 The Transferee hereby makes unconditional and irrevocable representations and warranties as follows:
4.2.1 The execution of this Agreement and closing of the transaction hereunder shall not lead to the Transferor’s breach, cancellation or termination of any agreement it has executed, or breach any agreement, undertaking or other formal documents.
4.2.2 The representations and warranties made by the Transferee herein and statement relevant to the transfer as of the date of this Agreement are true, accurate, complete, and without any concealment or misleading content.
Article 5 Notices
Any notice, request, demand and other communications required or otherwise made under this Agreement shall be in writing. Notices hereunder shall be sent to the other party’s address and/or number, by ways of personal delivery, prepaid registered airmail, acknowledged carrier or fax. Such notices shall be deemed to have been effectively given on the following dates: (1) notices delivered by person shall be deemed to have been effectively served on the date of personal delivery; (2) notices sent by prepaid registered airmail shall be deemed to have been effectively served on the seventh day after the day they were delivered for mailing (as indicated by the postmark); (3) notices sent by courier service shall be deemed to have been effectively served on the third day after they were delivered to an acknowledged courier; (4) notices sent by facsimile shall be deemed to have been effectively served on the first working day after being transmitted.

Article 6 Liability for Breach
6.1 After the execution of this Agreement, in the event that any party breaches or fails to perform obligation hereunder shall take default liabilities and all economic losses of the other party incurred therefrom.
Article 7 Governing Law
7.1 The conclusion, effectiveness, interpretation, performance of the agreement and the settlement of disputes in connection therewith, shall be governed by laws of the People’s Republic of China.
7.2 In the event that some articles of this Agreement are deemed as invalid or unenforceable, and such articles will not affect validity of the other articles, the other articles shall remain valid; meanwhile, the Parties shall adjust the invalid or unenforceable articles in accordance with the current laws and regulations to valid articles and to comply with principles and spirits of this Agreement as much as possible.
Article 8 Effectiveness and Dispute Resolution
8.1 This Agreement shall become effective as of the execution date.
8.2 Any dispute arises from the interpretation or performance of terms hereof by the parties, shall be settled through friendly consultation. If the parties fail to make a written agreement after consultation, the dispute shall be submitted for arbitration in accordance with the agreement. The arbitration shall be final and exclusive. Unless otherwise expressly stipulated herein, any party waives expressly its right to submit a dispute to court for a legal action, and the waiver is irrevocable.
8.3 The arbitration shall be submitted to China International Economic and Trade Arbitration Committee (“Arbitration Committee”) to be arbitrated in accordance with then-in-force arbitration rules. The place of arbitration shall be Beijing. Unless otherwise stipulated in the arbitration award, the arbitration fee (including reasonable attorney fees and expenses) shall be borne by the losing party.
Article 9 Miscellaneous
9.1 The failure or delay of any party hereof to exercise any right hereunder shall not be deemed as a waiver thereof, nor any single or partial exercise of any right preclude further exercise thereof in future by the party.
9.2 The headings of articles herein are provided for the purpose of index. Such headings shall in no event be used or affected interpretations of the terms herein.
9.3 Each party hereunder concludes the agreement with legal purpose. Each term hereof is severable and independent from the others. If at any time one or more of such terms is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms hereof shall not in any way be affected thereby; and the parties shall make every endeavor to negotiate and arrive at new terms to substitute the invalid, illegal and unenforceable terms, and preserve as near as possible business purposes of the original terms.
9.4 This Agreement shall be binding for each party’s legal successors.
9.5 Matters not covered in the Agreement shall be determined through negotiation by the Parties. The supplementary agreement shall be made in writing and be effective upon signature of the Parties.
9.6 The Agreement is executed in four original copies. Each party hereto shall hold one copy. The remaining two copies are for the relevant legal procedures. Each copy is equally authentic.
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(Execution Page)
IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the date first written above in Beijing.
Transferor: Zhenfei Fan
(signature)
Transferee: Zhenfei Fan Zhengyan Wu
(signature)

Exhibit III: Loan Agreement and Receipts for the Loan
LOAN AGREEMENT
The Loan Agreement (the “Agreement”) is entered into as of January 8, 2010 among the following parties in Beijing, the People’s Republic of China (the “PRC”):
PARTY A: FORTUNE SOFTWARE (BEIJING) CO., LTD. (“LENDER”)
Address: Room 626, Beijing Aerospace CPMIEC Building, No.30 Haidian South Road, Beijing
Legal representative: Zhiwei Zhao
PARTY B: ZHENGYAN WU (“BORROWER”)
Address: 9/F., Tower C, Corporate Square, No.35 Financial Street, Xicheng District, Beijing
ID No.: 62042119830109131X
Party A and Party B will each be referred to as a “Party” and collectively referred to as the “Parties.”
WHEREAS,
1. The Lender is a wholly foreign owned enterprise duly organized and validly existing under the laws of the PRC.
2. The Borrower desires to acquire 55% equity interest in Shanghai Chongzhi Co., Ltd. in the PRC (“Company”). The Borrower desires to borrow loans from the Lender to acquire 55% equity interest in the Company, and the Lender agrees to provide such loans to Borrower.
THEREFORE, in accordance with the principle of sincere cooperation, mutual benefit and joint development, through friendly negotiation, the Parties hereby enter into the following agreements pursuant to relevant PRC laws and regulations.
ARTICLE 1 AMOUNT AND PURPOSE
1.1 Loan Amount: the Lender agrees to provide a loan with the amount of RMB 550,000 from its self-owned fund to Party B.
1.2 Purpose of the Loan: the Borrower shall only use the Loan hereunder to acquire 55% equity interest in the Company as registered capital. Without the prior written consent of the Lender, the Borrower shall not use such Loan for any other purpose, or pledge their equity interests in the New Company to any other third party.
ARTICLE 2 PAYMENT FOR THE LOAN
2.1 Payment Notice: the Lender shall deposit the loan amount to the following accounts designated by the Borrower within ten days after the execution of this Agreement:

ARTICLE 3 TERM, REPAYMENT AND INTEREST OF THE LOAN
3.1 The term of the loan shall be 10 years and may be renewed pursuant to the agreement between the Parties (“Term”). Notwithstanding the foregoing, in the following circumstances, the Borrower shall repay the Loan regardless if the Term has expired:
(1) The Borrower deceases or becomes a person without legal capacity or with limited legal capacity;
(2) The Borrower commits a crime or are involved in a criminal act; or
(3) The Lender or its designated assignee can legally purchase the Borrower’s shares in the New Company under the PRC law and the Lender chooses to do so.
3.2 The Borrower can repay the Loan by transferring all of their equity interests in the New Company to the Lender or a third party designated by the Lender when such transfer is permitted under the PRC law. In the event (1) the Borrower transfers all of their equity interests in the New Company to the Lender or a third party designated by the Lender when such transfer is permitted under the PRC law, or (2) the Borrower receives dividends from the New Company, the Borrower shall deposit all the funds or dividends obtained from such transfer or the New Company, as the case may be, to the account designated by the Lender (no matter such amount is higher or less than the principal amount of the Loan).
3.3 The Lender and the Borrower hereby jointly agree and confirm that the Lender, has the right to, but has no obligation to, purchase or designate a third party (legal person or natural person) to purchase all or part of Borrower’s interest in the New Company at a price equal to the amount of the Loan when such purchase is allowed under the PRC law. If Lender or the third party assignee designated by Lender only purchases part of Borrower’s interest in the New Company, the purchase price shall be reduced on a pro rata basis.
3.4 In the event when the Borrower transfers its interest in the New Company to the Lender or a third party transferee designated by Lender, (i) if the total of (1) the actual transfer price paid by Lender or the third party transferee and (2) the dividends obtained from the New Company by the Lender (if applicable) equals or is less than the principal amount of the Loan, the Loan shall be deemed as interest free; (ii) if the total of (1) the actual transfer price paid by Lender or the third party transferee and (2) the dividends obtained from the New Company by the Lender (if applicable) is higher than the principal amount of the Loan, the amount exceeding the principal amount of the Loan shall be deemed as an interest accrued on the Loan and paid by Borrower to Lender in full.

ARTICLE 4 CONFIDENTIALITY
4.1 The Parties acknowledge and confirm that any oral or written materials concerning this Agreement exchanged between them are confidential information. The Parties shall protect and maintain the confidentiality of all such confidential data and information and shall not disclose to any third party without the other party’s written consent, except (a) the data or information that was in the public domain or later becomes published or generally known to the public, provided that it is not released by the receiving party, (b) the data or information that shall be disclosed pursuant to applicable laws or regulations, and (c) the data or information that shall be disclosed to One Party’s legal counsel or financial counsel who shall also bear the obligation of maintaining the confidentiality similar to the obligations hereof. The undue disclosing of the confidential data or information of One Party’s legal counsel or financial counsel shall be deemed the undue disclosing of such party who shall take on the liability of breach of this Agreement.
ARTICLE 5 DISPUTE RESOLUTION
5.1 The execution, validity, interpretation, performance, implementation, termination and settlement of disputes of this Agreement shall be governed by the laws of the PRC.
5.2 Any dispute arising from or in connection with this Agreement shall be settled through friendly negotiation. If the parties fail to make any written agreement within thirty days after consultation, such dispute will be submitted (by the Lender or the Borrower) to the China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with its arbitration rules/procedures. The arbitration shall commence from the date of filing. The tribunal will be composed of one (1) arbitrator appointed by the chairman of CIETAC. The arbitration shall be final and bind the Parties. Unless otherwise stipulated by the arbitrator, the arbitration fee (including reasonable attorney fees and attorney expenses) shall be borne by the losing party.
ARTICLE 6 EFFECTIVENESS
6.1 This Agreement shall become effective after the execution of the Parties. The Agreement can be terminated by one Party through sending a written notice to the other Parties thirty days prior to the termination. Otherwise any Party shall not terminate this Agreement unilaterally without the mutual agreement of the Parties.
ARTICLE 7 AMENDMENT
7.1 Upon the effectiveness of the agreement, the parties shall fully perform the agreement. Any modifications of the agreement shall only be effective in written form through consultations of the parties. Any modification and supplementary to this Agreement after signed by both Parties, become an integral part of this Agreement, and has the same legal force with this Agreement.

ARTICLE 8 MISCELLANEOUS
8.1 The headings of articles herein are provided for the purpose of reference. Such headings shall in no event be used or affected interpretations of the terms herein.
8.2 Matters not covered in the agreement shall be dealt with in a supplementary agreement, and annexed hereto. The supplementary agreement shall be an integral part of this Agreement and have the same legal force as the agreement.
8.3 Any provision of this Agreement that is invalid or unenforceable shall not affect the validity and enforceability of any other provisions hereof.
8.4 The agreement is executed in two original copies with same legal effect. Each party hereto shall hold one copy.
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[Signature page, no body text]
IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date and year first hereinabove set forth.
Party A:
FORTUNE SOFTWARE (BEIJING) CO., LTD

Seal
Party B:ZHENGYAN WU

(signature)

LOAN AGREEMENT
The Loan Agreement (the “Agreement”) is entered into as of January 5, 2010 among the following parties in Beijing, the People’s Republic of China (the “PRC”):
PARTY A: FORTUNE SOFTWARE (BEIJING) CO., LTD. (“LENDER”)
Address: Room 626, Beijing Aerospace CPMIEC Building, No.30 Haidian South Road, Beijing
Legal representative: Zhiwei Zhao
Party B: Xun Zhao (“BORROWER”)
Address: Room 106, Unit 2, No. 407 Datong Road, Bao Town, Chongming County (Shanghai Bao Town Industrial Zone)
ID No.: 430502197212241538
Party A and Party B will each be referred to as a “Party” and collectively referred to as the “Parties.”
WHEREAS,
1. The Lender is a wholly foreign owned enterprise duly organized and validly existing under the laws of the PRC.
2. The Borrower and Zhenfei Fan have entered into “Loan Agreement” in 2008. The Lender provided the Borrower and Zhenfei Fan with loans to establish Shanghai Chongzhi Co., Ltd. (“Company”). The Borrower held 45% equity interests of the Company, Zhenfei Fan held 55% of equity interests of the Company.
3. The Lender, the Borrower and Zhenfei Fan have entered into “Framework Agreement on Exercising Purchase Option” (“Framework Agreement”) in 2008. The Lender has exercised purchase option in accordance with the Framework Agreement to purchase 55% equity interests of the Company held by Zhenfei Fan. This Agreement has substituted the original Loan Agreement on the date of the Framework Agreement.
THEREFORE, in accordance with the principle of sincere cooperation, mutual benefit and joint development, through friendly negotiation, the Parties hereby enter into the following agreements pursuant to relevant PRC laws and regulations.
ARTICLE 1 AMOUNT AND PURPOSE
1.1 Loan Amount: the Lender agrees to provide a loan with the amount of RMB 450,000 from its self-owned fund to Party B.
1.2 Purpose of the Loan: the Borrower shall only use the Loan hereunder to acquire 45% equity interest in the Company as registered capital. Without the prior written consent of the Lender, the Borrower shall not use such Loan for any other purpose, or pledge their equity interests in the New Company to any other third party.

ARTICLE 2 PAYMENT FOR THE LOAN
2.1 Payment Notice: the Lender shall deposit the loan amount to the following accounts designated by the Borrower within ten days after the execution of this Agreement:
ARTICLE 3 TERM, REPAYMENT AND INTEREST OF THE LOAN
3.1 The term of the loan shall be 10 years and may be renewed pursuant to the agreement between the Parties (“Term”). Notwithstanding the foregoing, in the following circumstances, the Borrower shall repay the Loan regardless if the Term has expired:
(1) The Borrower deceases or becomes a person without legal capacity or with limited legal capacity;
(2) The Borrower commits a crime or are involved in a criminal act; or
(3) The Lender or its designated assignee can legally purchase the Borrower’s shares in the New Company under the PRC law and the Lender chooses to do so.
3.2 The Borrower can repay the Loan by transferring all of their equity interests in the New Company to the Lender or a third party designated by the Lender when such transfer is permitted under the PRC law. In the event (1) the Borrower transfers all of their equity interests in the New Company to the Lender or a third party designated by the Lender when such transfer is permitted under the PRC law, or (2) the Borrower receives dividends from the New Company, the Borrower shall deposit all the funds or dividends obtained from such transfer or the New Company, as the case may be, to the account designated by the Lender (no matter such amount is higher or less than the principal amount of the Loan).
3.3 The Lender and the Borrower hereby jointly agree and confirm that the Lender, has the right to, but has no obligation to, purchase or designate a third party (legal person or natural person) to purchase all or part of Borrower’s interest in the New Company at a price equal to the amount of the Loan when such purchase is allowed under the PRC law. If Lender or the third party assignee designated by Lender only purchases part of Borrower’s interest in the New Company, the purchase price shall be reduced on a pro rata basis.
3.4 In the event when the Borrower transfers its interest in the New Company to the Lender or a third party transferee designated by Lender, (i) if the total of (1) the actual transfer price paid by Lender or the third party transferee and (2) the dividends obtained from the New Company by the Lender (if applicable) equals or is less than the principal amount of the Loan, the Loan shall be deemed as interest free; (ii) if the total of (1) the actual transfer price paid by Lender or the third party transferee and (2) the dividends obtained from the New Company by the Lender (if applicable) is higher than the principal amount of the Loan, the amount exceeding the principal amount of the Loan shall be deemed as an interest accrued on the Loan and paid by Borrower to Lender in full.

ARTICLE 4 CONFIDENTIALITY
4.1 The Parties acknowledge and confirm that any oral or written materials concerning this Agreement exchanged between them are confidential information. The Parties shall protect and maintain the confidentiality of all such confidential data and information and shall not disclose to any third party without the other party’s written consent, except (a) the data or information that was in the public domain or later becomes published or generally known to the public, provided that it is not released by the receiving party, (b) the data or information that shall be disclosed pursuant to applicable laws or regulations, and (c) the data or information that shall be disclosed to One Party’s legal counsel or financial counsel who shall also bear the obligation of maintaining the confidentiality similar to the obligations hereof. The undue disclosing of the confidential data or information of One Party’s legal counsel or financial counsel shall be deemed the undue disclosing of such party who shall take on the liability of breach of this Agreement.
ARTICLE 5 DISPUTE RESOLUTION
5.1 The execution, validity, interpretation, performance, implementation, termination and settlement of disputes of this Agreement shall be governed by the laws of the PRC.
5.2 Any dispute arising from or in connection with this Agreement shall be settled through friendly negotiation. If the parties fail to make any written agreement within thirty days after consultation, such dispute will be submitted (by the Lender or the Borrower) to the China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with its arbitration rules/procedures. The arbitration shall commence from the date of filing. The tribunal will be composed of one (1) arbitrator appointed by the chairman of CIETAC. The arbitration shall be final and bind the Parties. Unless otherwise stipulated by the arbitrator, the arbitration fee (including reasonable attorney fees and attorney expenses) shall be borne by the losing party.
ARTICLE 6 EFFECTIVENESS
6.1 This Agreement shall become effective after the execution of the Parties. The Agreement can be terminated by one Party through sending a written notice to the other Parties thirty days prior to the termination. Otherwise any Party shall not terminate this Agreement unilaterally without the mutual agreement of the Parties.
ARTICLE 7 AMENDMENT
7.1 Upon the effectiveness of the agreement, the parties shall fully perform the agreement. Any modifications of the agreement shall only be effective in written form through consultations of the parties. Any modification and supplementary to this Agreement after signed by both Parties, become an integral part of this Agreement, and has the same legal force with this Agreement.

ARTICLE 8 MISCELLANEOUS
8.1 The headings of articles herein are provided for the purpose of reference. Such headings shall in no event be used or affected interpretations of the terms herein.
8.2 Matters not covered in the agreement shall be dealt with in a supplementary agreement, and annexed hereto. The supplementary agreement shall be an integral part of this Agreement and have the same legal force as the agreement.
8.3 Any provision of this Agreement that is invalid or unenforceable shall not affect the validity and enforceability of any other provisions hereof.
8.4 The agreement is executed in two original copies with same legal effect. Each party hereto shall hold one copy.
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[Signature page, no body text]
IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date and year first hereinabove set forth.
Party A:
FORTUNE SOFTWARE (BEIJING) CO., LTD

Seal
Party B: XUN ZHAO

(signature)

RECEIPT
Date: January 8, 2010
According to the Loan Agreement entered into between Fortune Software (Beijing) Co., Ltd. (“Fortune Software”) and I on January 8, 2010, I have received all of the loan. The obligation of payment of Fortune Software (Beijing) Co., Ltd. under the Loan Agreement has been fully fulfilled.

Zhengyan Wu (signature): ID No.: 62042119830109131X

Exhibit IV: Receipts for all of the prices for the transferred shares from Party A
Receipt
To: Zhengyan Wu
Date: January 8, 2010
According to the Share Transfer Agreement entered into between Zhengyan Wu and I on January 8, 2010, I have received all of the prices for the transferred shares. The obligation of payment of Zhengyan Wu under the Loan Agreement has been fully fulfilled.

Zhenfei Fan (Signture) ID No.: 370282197711186915

Exhibit V: Receipts for Loans from Party E
Receipt
Date: January 8, 2010
According to the Loan Agreement entered into among Zhenfei Fan, Xun Zhao and Fortune Software (Beijing) Co., Ltd. (“Our Company”) in 2008, Our Company has been repaid all amount of the loan, and the Loan Agreement is hereby terminated. The obligation of payment of Zhenfei Fan under the Loan Agreement has been fully fulfilled.

Fortune Software (Beijing) Co., Ltd. (Seal)